Exhibit 3.1

AMENDED AND RESTATED BY-LAWS OF THE HAIN CELESTIAL GROUP, INC. (a Delaware corporation) (as amended through November 16, 2017)

AMENDED AND RESTATED
BY-LAWS OF
THE HAIN CELESTIAL GROUP, INC.
(A Delaware Corporation)
ARTICLE I
OFFICES
SECTION 1. PRINCIPAL OFFICE. The principal office of The Hain Celestial Group, Inc. (the “Corporation”) shall be located at 1111 Marcus Avenue, Lake Success, New York or such other location as may be designated by the Board of Directors from time to time.
SECTION 2. REGISTERED OFFICE AND AGENT. The registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The registered agent shall be The Prentice-Hall Corporation System, Inc.
SECTION 3. OTHER OFFICES. The Corporation may also have an office or offices other than said principal office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.
SECTION 2. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be designated from time to time by the Board of Directors.
SECTION 3. SPECIAL MEETINGS.

(a)
General. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the Chairman of the Board, if one shall have been elected, or the Vice-Chairman of the Board, if one shall have been elected, or the President.

(b)Stockholder Requested Special Meetings. Subject to the provisions of this Section 3(b), a special meeting of the stockholders shall be called by a majority of the entire Board of Directors following receipt by the Secretary of a written request for a special meeting (a “Special Meeting Request”) from the holders of record representing not less than twenty-five percent of all outstanding shares of common stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percent”), so long as such Special Meeting Request complies with the requirements of this Section 3(b) and all other applicable sections of these By-Laws (a “Stockholder Requested Special Meeting”). The Board of Directors shall determine in good faith whether all requirements set forth in these By-Laws relating to a Stockholder Requested Special Meeting have been satisfied and such determination shall be binding on the Corporation and its stockholders.

For purposes of this Section 3(b) and for determining the Requisite Percent, a stockholder of record or a beneficial owner, as the case may be, shall be deemed to own the shares of capital stock of the Corporation that such stockholder or, if such stockholder is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that the beneficial owner would be deemed to own pursuant to Rule 200(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any shares as to which such stockholder or beneficial owner, as the case may be, does not have the right to vote or direct the vote at the special meeting or as to which such stockholder or beneficial owner, as the case may be, has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. The terms owned, owning and other variations of the word own shall have correlative meanings. Whether shares are owned for these purposes shall be decided by the Board of Directors in its good faith.
(1)A Special Meeting Request shall be delivered by registered U.S. mail, return receipt requested or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the Corporation. A Special Meeting Request shall only be valid if it is signed and dated by each of the record holders of shares representing in the aggregate at least the Requisite Percent or their duly authorized agent and includes: (i) a statement of the specific purpose(s) of the special meeting, the matter(s) proposed to be acted on at the special meeting and the reasons for conducting such business at the special meeting; (ii) the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment); (iii) the name and address, as they appear on the Corporation’s books, of each stockholder of record signing such request, the date of each such stockholder’s signature and the name and address of any beneficial owner on whose behalf such request is made; (iv) the class or series and number of shares of the Corporation that are owned of record or beneficially by each such stockholder and any such beneficial owner and documentary evidence of such record or beneficial ownership; (v) any material interest of each stockholder or any such beneficial owner in the business proposed to be conducted at the special meeting; (vi) a representation that the stockholders and such beneficial owners submitting the Special Meeting Request intend to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (vii) if any stockholder submitting the Special Meeting Request intends to solicit proxies with respect to the stockholders’ proposal(s) or business to be presented at the special meeting, a representation to that effect; (viii) all information relating to each stockholder signing the Special Meeting Request that must be disclosed in solicitations for proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; (ix) an agreement by the requesting stockholder(s) to notify the Corporation immediately in the case of any disposition prior to the record date for the Stockholder Requested Special Meeting of shares of common stock of the Corporation owned of record and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent of such disposition, such that the number of shares disposed of shall not be included in determining whether the Requisite Percent has been reached; and (x) if the purpose of the special meeting includes the nomination, election or removal of one or more directors, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such person, the factual information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”), each such person’s signed consent to serve as a director of the Corporation if elected, such stockholder’s name and address, the class or series and number of all shares of the Corporation owned of record or beneficially by such stockholder and, in the case of a person (a “Nominee Holder”) that holds such stock through a nominee or “street name” holder, evidence establishing such Nominee Holder’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the special meeting. The Corporation may require any proposed director nominee to furnish such other information as it may reasonably require.

(2)In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary will be considered together only if each such Special Meeting Request (x) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (y) has been dated and delivered to the Secretary within thirty days of the earliest dated of such Special Meeting Requests.

(3)Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation; provided, however, that if following such revocation (or any deemed revocation pursuant to Section 3(b)(1)(ix) above), the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a special meeting. The first date on which unrevoked valid Special Meeting Requests constituting not less than the Requisite Percent shall have been delivered to the Corporation is referred to herein as the “Request Receipt Date”.

(4)A Special Meeting Request shall not be valid if:

(i)the Special Meeting Request does not comply with this Section 3(b);

(ii)the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;

(iii)the Request Receipt Date is during the period commencing ninety days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting;

(iv)the purpose specified in the Special Meeting Request is an identical or substantially similar item of business (as determined in good faith by the Board of Directors, a “Similar Item”) to an item of business that was presented at any meeting of stockholders held within 120 days before the Receipt Request Date;

(v)the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 120 days after the Request Receipt Date and the business to be conducted at such meeting includes the Similar Item; or

(vi)the Special Meeting Request(s) was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law. For purposes of this Section 3(b)(4), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(5)Special meetings shall be held at such date and time as fixed by the Board of Directors in accordance with these By-Laws; provided; however, that a Stockholder Requested Special Meeting shall not be held more than ninety days after the Request Receipt Date.

(6)Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the Company’s notice for such meeting. Nothing contained herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting.

(7)If none of the stockholders who submitted the Special Meeting Request appears or sends a qualified representative to present the matters for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

SECTION 4. NOTICE OF MEETINGS. Notice of the place, date and hour of holding of each annual and special meeting of the stockholders and, unless it is the annual meeting, the purpose or purposes thereof, shall be given personally, by mail in a postage prepaid envelope, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. Such notice shall be given not less than ten nor more than sixty days before the date of such meeting, to each stockholder entitled to vote at such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the record of stockholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed at some other address, in which case it shall be directed to him at such other address. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Any such notice for any meeting other than the annual meeting shall indicate that it is being issued at the direction of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board or the President, whichever shall have called the meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, prior the conclusion of such meeting, protest the lack of notice thereof, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board of Directors shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.
SECTION 5. QUORUM. At all meetings of the stockholders the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat shall be present in person or by proxy to constitute a quorum for the transaction of business, except as otherwise provided by statute. In the absence of a quorum, the holders of a majority of the shares present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.
SECTION 6. ORGANIZATION. At each meeting of the stockholders, the Chairman of the Board, if one shall have been elected, shall act as chairman of the meeting. In the absence of the Chairman of the Board or if one shall not have been elected, the Vice-Chairman of the Board, or in his absence or if one shall not have been elected, the President shall act as chairman of the meeting.

The Secretary, or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.
SECTION 7. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting.
SECTION 8. VOTING. Except as otherwise provided by statute or the Certificate of Incorporation, each holder of record of shares of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for each share standing in his name on the record of stockholders of the Corporation:

(a)
on the date fixed pursuant to the provisions of Section 6 of Article V of these By-Laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b)if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given.

Each stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to act for them by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Except as otherwise provided by statute or the Certificate of Incorporation or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder acting, or by his proxy, if there be such proxy, and shall state the number of shares voted.
SECTION 9. LIST OF STOCKHOLDERS. A list of stockholders as of the record date, certified by the Secretary of the Corporation or by the transfer agent for the Corporation, shall be produced at any meeting of the stockholders upon the request of any stockholder made at or prior to such meeting.
SECTION 10. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act or on the request of any stockholder entitled to vote at such meeting, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspector shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by him. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.
SECTION 11. ACTION BY CONSENT. Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken signed by the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon. An electronic transmission consenting to an action to be taken and transmitted by a stockholder, or by a proxy holder or other person authorized to act for a stockholder, shall be deemed to be written, signed and dated for the purpose of this Section 11, provided that such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or by a person authorized to act for the stockholder and (ii) the date on which such stockholder or authorized person transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.

SECTION 12. STOCKHOLDER NOMINATIONS INCLUDED IN THE CORPORATION’S PROXY MATERIALS.

(a) Inclusion of Nominee in Proxy Statement. Subject to the provisions of this Section 12, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders:

(i) the name of any persons nominated for election (each, a “Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) that individually satisfied or group of up to 20 Eligible Holders that collectively satisfied, as determined by the Board of Directors or its designee, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in this Section 12 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”);

(ii) disclosure about the Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement;

(iii) if the Nominating Stockholder so elects in the Nomination Notice, a written statement by the Nominating Stockholder for inclusion in the proxy statement in support of the election of the Nominee(s) to the Board of Directors (subject, without limitation, to Section 12(e)(ii)), if such statement complies with Rule 14a-9 under the Exchange Act and does not exceed 500 words with respect to each Nominee; and

(iv) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section.

(b) Maximum Number of Nominees.

(i) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Nominees than the greater of (i) twenty percent (20%) of the total number of directors of the Corporation serving on the last day on which a Nomination Notice may be submitted pursuant to this Section 12 (rounded down to the nearest whole number) or (ii) two Nominees (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced, but not below zero, by: (1) Nominees who are subsequently withdrawn, disregarded or declared invalid or ineligible pursuant to this Section 12 or that the Board of Directors itself decides to nominate for election at such annual meeting and (2) the number of incumbent directors who had been Nominees or had been nominated by stockholders other than in accordance with this Section 12, in each case, with respect to either of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 12(d) below but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii) Any Nominating Stockholder submitting more than one Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 12 shall rank in its Nomination Notice such Nominees based on the order that the Nominating Stockholder desires such Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Nominees submitted by all Nominating Stockholders pursuant to this Section 12 exceeds the Maximum Number. In the event that the number of Nominees submitted by Nominating Stockholders pursuant to this Section 12 exceeds the Maximum Number, the highest ranking Nominee who meets the requirements of this Section 12 from each Nominating Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, beginning with the Nominating Stockholder with the largest number of shares disclosed as owned in its respective Nomination Notice submitted to the Corporation and proceeding through each Nominating Stockholder in descending order of ownership. If the Maximum Number is not reached after the highest ranking Nominee who meets the requirements of this Section 12 from each Nominating Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached. If, after the deadline for submitting a Nomination Notice as set forth in Section 12(d), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c) Eligibility of Nominating Stockholder.

(i) An “Eligible Holder” is a person who has either (1) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 12(c) continuously for the three-year period specified in Subsection (ii) below or (2) provides to the Secretary of the Corporation, within the time period referred to in Section 12(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii) To be considered an Eligible Holder, a stockholder, or group of up to 20 stockholders, must have continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice and must continue to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such funds shall provide, together with the Nomination Notice, documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy the criteria for being treated as one Eligible Holder as of the date of the Nomination Notice and continue to satisfy such criteria through the date of the annual meeting. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 12, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.

(iii) The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

(iv) For purposes of this Section 12, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both:

(A) the full voting and investment rights pertaining to the shares; and

(B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.

An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five days’ notice and will vote such shares at the annual meeting and holds such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.

(v) No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(d) Nomination Notice. To nominate a Nominee, the Nominating Stockholder must submit to the Secretary of the Corporation the information required by this Section 12 on a timely basis. To be timely, the Nomination Notice must be addressed to and received by the Secretary at the principal executive office of the Corporation no earlier than 150 calendar days and no later than 120 calendar days before the first anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders; provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the information must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which a public announcement of the date of the annual general meeting is first made; provided further that in no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period or extend any time period for the receipt of the information required by this Section 12. The written notice required by this Section 12 shall include all of the following information and documents (collectively, the “Nomination Notice”):

(i) A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(ii) A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member) and each Nominee, as applicable:

(A) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(B) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(C) a representation and warranty that the Nominee’s candidacy or, if elected, membership to the Board of Directors, would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;

(D) a representation and warranty that the Nominee:

(1) does not have any direct or indirect relationship with the Corporation that would prevent the Nominee from being found to be independent under the rules of the primary stock exchange on which the Corporation’s securities are traded, any applicable SEC rules and the Corporation’s Corporate Governance Guidelines;

(2) meets the audit committee independence requirements under any applicable SEC rules and the rules of any stock exchange on which the Corporation’s securities are traded;

(3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision);

(5) meets the director qualifications set forth in the Corporation’s Corporate Governance Guidelines; and

(6) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee.

(E) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 12(c) and has provided evidence of ownership to the extent required by Section 12(c)(i);

(F) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 12(c) through the date of the annual meeting and intends to continue to hold the Minimum Number of shares for at least one year following the annual meeting;

(G) details of any position of the Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;

(H) a representation and warranty that the Nominating Stockholder has not engaged and will not engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Nominee(s) or any nominee of the Board of Directors;

(I) a representation and warranty that the Nominating Stockholder will not nominate any person for election to the Board of Directors other than its Nominee(s) and will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of such Nominee(s) at the annual meeting;

(J) if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words, shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9, and, for the avoidance of doubt, shall not include any images, charts, pictures, graphic presentations or similar items;

(K) in the case of a nomination by a group of Eligible Holders, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination; and

(L) (1) the name and address of the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member), as they appear on the Corporation’s books and records; (2) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member); (3) a representation that the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member) is a holder of record or beneficial owner of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination; (4) a certification regarding whether the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member) has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s acts or omissions as a stockholder of the Corporation; (5) a representation as to whether the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, any group member) is being financed or indemnified by any third party for making the nomination; (6) any material interest, agreement, undertaking or arrangement of the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member) relating to such nomination; and (7) any other information relating to the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member) required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(M) a description of any agreement, arrangement or understanding with respect to the nomination and/or the voting of shares of any class or series of stock of the Corporation between or among the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member) and any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”);

(N) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase, sell, acquire or grant any option, right, warrant, swap or other similar instrument) to which any proponent person is a party, the intent or effect of which may be (1) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (2) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (3) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation;

(iii) An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member) agrees:

(A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;

(D) to indemnify and hold harmless (jointly and severally with all other group members, in the case of a nomination submitted by a group of Eligible Holders) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 12;

(E) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including, with respect to a nomination submitted by a group of Eligible Holders, any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 12(c), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and

(iv) An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, by the Nominee:

(A)	to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire, as it may reasonably request;

(B)
that the Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics and any other Corporation policies and guidelines applicable to directors;

(C)
that the Nominee is not and will not become a party to (1) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (2) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (“Voting Commitment”) that has not been disclosed to the Corporation or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with the Nominee’s fiduciary duties under applicable law; and

(D) that the Nominee consents to be named in the proxy statement as a nominee, to serve as a director if elected and to the public disclosure of any information provided pursuant to this Section 12.

The information and documents required by this Section 12(d) shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to Nominating Stockholders; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 12(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e) Exceptions.

(i) Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:

(A) the Corporation receives notice that any stockholder or beneficial owner, as the case may be, intends to nominate one or more persons for election to the Board other than in accordance with this Section 12;

(B) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 12 or the Nominating Stockholder withdraws its nomination;

(C) the Board of Directors, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Corporation’s By-Laws or Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;

(D) the Nominee was nominated for election to the Board of Directors pursuant to this Section 12 at one of the Corporation’s preceding two annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of common stock entitled to vote for such Nominee (the “Failed Nomination”);

(E) the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or

(F) the Corporation is notified, or the Board of Directors acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 12(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 12;

(ii) Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors in good faith determines that:

(A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(B) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

(C) the inclusion of such information in the proxy statement would otherwise violate SEC rules or any other applicable law, rule or regulation.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

ARTICLE III
BOARD OF DIRECTORS
SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.
SECTION 2. NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE. The number of directors constituting the Board of Directors shall be determined by the Board of Directors from time to time. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. All the directors shall be at least eighteen years of age. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors (other than members of the initial Board of Directors) shall be elected at the annual meeting of the stockholders. At each meeting of the stockholders for the election of directors at which a quorum is present the persons receiving a majority of the votes cast at such election shall be elected, provided, however, that at any meeting of the stockholders for which the Secretary of the Corporation determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or represented by proxy at such meeting and entitled to vote on the election of directors. For purposes of this Section 2, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. Votes cast shall include votes "for" and "against" a nominee and exclude "abstentions" and "broker non-votes" with respect to that nominee's election. Each director shall hold office until the next annual meeting of the stockholders and until his or her successor shall have been elected and qualified, or until his or her death, or until he or she shall have resigned, or have been removed, as hereinafter provided in these By-Laws.
SECTION 3. PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at the principal office of the Corporation in the State of Delaware or at such other place, within or without such State, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.
SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.
SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or by a majority of the directors.
SECTION 6. NOTICE OF MEETING. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 6, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be (i) mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at least five days before the day on which such meeting is to be held, or (ii) sent addressed to him at such place by facsimile to his last known facsimile number, or by other electronic transmission, or be delivered to him personally or be given to him by telephone or voice message system, at least forty-eight hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.
SECTION 7. QUORUM AND MANNER OF ACTING. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.
SECTION 8. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, shall act as the Chairman of the meeting, or if one shall not have been elected, the Vice-Chairman of the Board, or in his absence, or if one shall not have been elected, the President (or, in his absence, another director chosen by a majority of the directors present) shall act as Chairman of the meeting and preside thereat. The Secretary (or, in his absence, any person -- who shall be an Assistant Secretary, if any of them shall be present at such meeting -- appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.
SECTION 9. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the Vice-Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 10. VACANCIES. Subject to any express provision of the Certificate of Incorporation, any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.
SECTION 11. REMOVAL OF DIRECTORS. Except as otherwise provided by statute, any director may be removed, either with or without cause, at any time, by the stockholders at a special meeting thereof. Except as otherwise provided by statute, any director may be removed for cause by the Board of Directors at a special meeting thereof.
SECTION 12. COMPENSATION. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.
SECTION 13. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of three or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.
SECTION 14. ACTION BY CONSENT. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolution and the written consents or electronic transmissions thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
SECTION 15. TELEPHONIC MEETING. Unless restricted by the Certificate of Incorporation or by statute, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV
OFFICERS
SECTION 1. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall be elected by the Board of Directors and shall include the President, one or more Vice-Presidents, the Secretary, and the Treasurer. If the Board of Directors wishes, it may also elect as officers of the Corporation a Chairman of the Board and a Vice-Chairman of the Board and may elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries, as may be necessary or desirable for the business of the Corporation). Any two or more offices may be held by the same person, except the offices of President and Secretary. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders, and until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.
SECTION 2. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the Vice-Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.
SECTION 3. REMOVAL. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.
SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one shall have been elected, and, if present, shall preside at each meeting of the Board of Directors or the stockholders. He shall perform all duties incident to the office of Chairman and shall perform such other duties as may from time to time be assigned to him by the Board of Directors. The Board may, but need not, designate the Chairman as the chief executive officer of the Corporation, in which event he shall exercise all those general supervisory functions described in Section 6 below, and the President will thereupon act as Chief Operating Officer of the Corporation, subject to the direction of the Chairman and the Board.
SECTION 5. VICE-CHAIRMAN OF THE BOARD. The Vice-Chairman of the Board, if one shall have been elected, shall be a member of the Board, an officer of the Corporation and, if present, shall preside at each meeting of the Board of Directors if no Chairman of the Board has been elected or if the Chairman of the Board is absent, or is unable or refuses to act. He shall advise and counsel the Chairman of the Board and the President, and, in the President’s absence, other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.
SECTION 6. THE PRESIDENT. Unless the Board shall have designated the Chairman as the chief executive officer of the Corporation, the President shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and the Chairman, if any, and of any duly authorized committee of directors. The President shall, if present, and in the absence of the Chairman of the Board and the Vice-Chairman of the Board or if either shall not have been elected, preside at each meeting of the Board of Directors or the stockholders. He shall perform all duties incident to the office of President and chief operating officer and such other duties as may from time to time be assigned to him by the Board of Directors.
SECTION 7. VICE-PRESIDENT. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of
Directors (or if there be no such determination, then the Vice-Presidents in the order of their election), shall perform the duties of the President, and, when so called, shall have the power of and be subject to the restrictions placed upon the President in respect of the performance of such duties.
SECTION 8. TREASURER. The treasurer shall
(a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;
(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;
(c) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

(d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;
(e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;
(f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and
(g) in general, perform all duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.
SECTION 9. SECRETARY. The Secretary shall
(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;
(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;
(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;
(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
(e) in general, perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.
SECTION 10. THE ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.
SECTION 11. THE ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.
SECTION 12. OFFICERS’ BONDS OR OTHER SECURITY. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board of Directors may require.
SECTION 13. COMPENSATION. The compensation of the executive officers of the Corporation for their services as such officers shall be fixed from time to time by the Compensation Committee or the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.
ARTICLE V
SHARES, ETC.
SECTION 1. SHARE CERTIFICATES; UNCERTIFICATED SHARES. The stock of the Corporation may be either certificated, uncertificated or a combination thereof. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the Corporation’s transfer agent or registrar, as the case may be). Notwithstanding the adoption of such resolution by the Board of Directors, every holder of stock represented by certificates and, upon request to the Corporation or the Corporation’s transfer agent or registrar, any holder of uncertificated shares, shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, certifying the number of shares of the Corporation owned by him. The certificates representing shares shall be signed in the name of the Corporation by the Chairman of the Board or the Vice-Chairman of the Board or the President or a Vice-President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent, or is registered by a registrar (other than the Corporation or one of its employees), the signatures of the Chairman of the Board, Vice-Chairman of the Board, President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed any such certificate shall have ceased to be such officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue. When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate (or the certificate shall have a statement that the Corporation will furnish to any stockholder upon request and without charge) a full statement of the designation, relative rights, preferences, and limitations of the shares of each separate class, or of the different shares within each class, authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.
SECTION 2. BOOKS OF ACCOUNT AND RECORD OF STOCKHOLDERS. There shall be kept correct and complete books and records of account of all the business and transactions of the Corporation. There shall also be kept, at the office of the Corporation, or at the office of its transfer agent, a record containing the names and addresses of all stockholders of the Corporation, the number of shares held by each, and the dates when they became the holders of record thereof.
SECTION 3. TRANSFER OF SHARES. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, transfers of shares of the Corporation shall be made on the records of the Corporation: (i) in the case of shares represented by a certificate, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof and, in each case, after payment of all taxes thereon. The person in whose name shares shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to a transfer agent, such fact shall be noted on the records of the Corporation.
SECTION 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of stock to bear the signature of any of them.
SECTION 5. REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.
SECTION 6. FIXING OF RECORD DATE. The Board of Directors may fix, in advance, a date not more than sixty nor less than ten days before the date when fixed for the holding of any meeting of the stockholders or before the last day on which the consent or dissent of the stockholders may be effectively expressed for any purpose without a meeting, as the time as of which the stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were stockholders of record of voting shares at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may fix, in advance, a date not more than sixty nor less than ten days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of shares or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.
SECTION 7. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate (or uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in accordance with Section 1 of this Article V) in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated. The Board of Directors may, in its discretion, require such owner or his legal representatives to provide reasonable evidence of such loss, destruction or mutilation and to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine, to indemnify the Corporation and any transfer agent or registrar against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate (or uncertificated shares).
ARTICLE VI
INDEMNIFICATION
The Corporation to the extent permitted by law may provide for indemnification and advancement of expenses of directors in any civil or criminal action or proceeding, including one in the right of the Corporation to procure a judgment in its favor, for acts or decisions made by them in good faith while performing services for the Corporation. Such indemnification may be authorized by resolution of the Board of Directors or resolution of the stockholders.
ARTICLE VII
GENERAL PROVISIONS
SECTION 1. DIVIDENDS. Subject to statute and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.
SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the
Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.
SECTION 3. FISCAL YEAR. The first fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.
SECTION 4. CHECKS, NOTES, DRAFTS, ETC. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors to make such designation.
SECTION 5. EXECUTION OF CONTRACTS, DEEDS, ETC. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
SECTION 6. VOTING OF SHARES IN OTHER CORPORATIONS. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporations, or to consent in writing to any action by any such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board, the Vice-Chairman of the Board, or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board, the Vice-Chairman of the Board, or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises.
ARTICLE VIII
FORCE AND EFFECT OF BY-LAWS
These By-Laws are subject to the provisions of the Delaware General Corporation Law and the Corporation’s certificate of incorporation, as it may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision in that Act or the certificate of incorporation, the provision of that Act or the certificate of incorporation shall govern. Wherever in these By-Laws references are made to more than one incorporator, director, or stockholder, they shall, if this is a sole incorporator, director, stockholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by the one person constituting the corporation.
ARTICLE IX
AMENDMENTS
These By-Laws may be amended or repealed or new By-Laws may be adopted at an annual or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of directors provided that notice of the proposed amendment or repeal or adoption of new By-Laws is contained in the notice of such meeting. These By-Laws may also be amended or repealed or new By-Laws may be adopted by the
Board by resolution of the Board of Directors. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made. By-Laws adopted by the Board of Directors may be amended or repealed by the stockholders.